                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]

                                February 4, 2002

Members of the Board of Directors
J.L. Halsey Corporation
2325-B Renaissance Drive, Suite 10
Las Vegas, NV  89119

Ladies and Gentlemen:

         We are acting as counsel for J.L. Halsey Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 63,364,280 shares of common stock, par value $0.01 per share (the "Shares"). The Shares are proposed to be offered to the security holders of NAHC Inc., a Delaware corporation ("NAHC"), in exchange for all of the issued and outstanding shares of the common stock, par value $0.01 per share, of NAHC in connection with the merger (the "Merger") of NAHC with and into the Company, with the Company as the surviving corporation, pursuant to the Certificate of Ownership and Merger in the form attached as Appendix B to the proxy statement/prospectus contained within the Registration Statement (as defined below) (the "Certificate of Ownership"). This opinion is being delivered in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933.

         In connection with this opinion we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable proxy statement/prospectus.

         Before rendering the opinion hereinafter set forth, we examined, among other things, the Certificate of Ownership, the Registration Statement, the Company's certificate of incorporation, the Company's bylaws, resolutions of the Company's board of directors, and originals or photostatic or certified copies of those corporate records of the Company and of those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information which is in the possession of the Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representative.

         We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine,

(iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. In addition, we have assumed that (i) the Shares will be issued in accordance with the terms of the Certificate of Ownership and (ii) certificates evidencing the Shares will be properly executed and delivered in accordance with the General Corporation Law of the State of Delaware.

         Based on the foregoing, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been validly authorized and, when issued and delivered by the Company in accordance with the Certificate of Ownership, will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the proxy statement/prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                       Very truly yours,

                                       /s/ Vinson & Elkins L.L.P.